UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2004

THUNDER MOUNTAIN GOLD Corporation

(Exact Name of Registrant as Specified in Its Charter)

Idaho	001-08429	91-1031075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3605 E. 16th Avenue Spokane, Washington	99223
(Address of Principal Executive Offices)	(Zip Code)

(509) 535-6092

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5. OTHER EVENTS

The Company issued a press release announcing that the United States Forest Service (USFS) had completed their appraisal of the properties in the Thunder Mountain Mining District, Valley County, Idaho.  The Company and their joint venture partner, Dewey Mining Company own the majority of the private land, drill-indicated mineralization, water rights, timber, etc. in the District.

The property appraised at $13,000,000 and the appraisal was completed by the USFS in advance of the sale of the joint properties for conservation purposes to the USFS.  The Trust for Public Lands has been working with THMG and Dewey Mining to facilitate the sale of the real and mineral property.  Based on the terms of the arrangement between THMG and Dewey Mining, and Trust for Public Land, THMG would receive an estimated $5 to $5.5 million if and when the sale is completed.

The press release is included by reference and is hereby attached as exhibit 99.1

The information in this report shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC. (Registrant)

Date: October 18, 2004	By:	/s/ James Collord
E. James Collord President, Director and Chief Executive Officer